Exhibit 3.1

AMENDED AND RESTATED

BYLAWS OF

MCEWEN INC.

AMENDED AND RESTATED BYLAWS OF
MCEWEN INC.

(i)

(ii)

(iii)

Article I
PRINCIPAL OFFICE AND CORPORATE SEAL

Section 1.1           Business Offices. The principal office of McEwen Inc. (the “Corporation”) shall be at Toronto, Canada or such other place as determined from time to time by resolution of the Board of Directors of the Corporation (the “Board”). Other offices and places of business may be established both within and without the state of Colorado from time to time by resolution of the Board or as the business of the Corporation may require.

Section 1.2           Corporate Seal. The seal of the Corporation shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board, which shall have power to alter the same at pleasure. The Corporation may use the seal by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

Article II
SHARES AND TRANSFER THEREOF

Section 2.1           Stock Certificates. The shares of stock of the Corporation may be represented by certificates, or may be uncertificated shares that may be evidenced by a book entry system maintained by the registrar of such stock, or a combination of both. To the extent that the shares are represented by certificates, such certificates shall be in the form authorized by the Board and signed, either manually or in facsimile, by any two of the following: the chair or vice chair of the Board, the chief executive officer and president or a vice president, the treasurer or an assistant treasurer, the secretary or an assistant secretary or by such other officer or officers as may be designated by the Board, and may be sealed with the seal of the Corporation or a facsimile thereof. In case any officer who has signed a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

Section 2.2           Payment for Shares. Shares shall be issued for such consideration as shall be determined from time to time by the Board. Treasury shares shall be disposed of for such consideration as may be determined from time to time by the Board. Such consideration shall be paid in such form and in such manner as the Board shall determine. In the absence of actual fraud in the transaction, the judgment of the Board as to the value of such consideration shall be conclusive. The capital stock issued by the Corporation shall be deemed to be fully paid and non-assessable stock if: (a) the entire amount of the consideration has been received by the Corporation in the form of cash, services rendered, personal property, real property, leases of real property or a combination thereof; or (b) not less than the amount of the consideration determined to be capital pursuant to statute has been received by the Corporation in such form and the Corporation has received a binding obligation of the subscriber or purchaser to pay the balance of the subscription or purchase price; provided, however, nothing contained herein shall prevent the Board from issuing partly paid shares pursuant to statute.

Section 2.3           New Certificates. To the extent that shares are represented by certificates, no new certificates evidencing shares shall be issued unless and until the old certificate or certificates, in lieu of which the new certificate is issued, shall be surrendered for cancellation, except as provided in Section 2.4.

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Section 2.4           Lost Certificates. In case of a certificate of stock of the Corporation alleged to have been lost, stolen or destroyed, another certificate may be issued, at the discretion of the Board, in its place upon satisfactory proof of such loss or destruction and, at the discretion of the Board, upon giving to the Corporation a satisfactory bond of indemnity issued by a corporate surety in an amount and for a period satisfactory of the Board.

Section 2.5           Transfer of Shares. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon authorization of the registered holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Corporation’s secretary or a transfer agent for such stock, if any, and if such shares are represented by a certificate or certificates, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Corporation’s secretary or to such transfer agent, such fact shall be stated in the entry of transfer. No transfer of shares shall be valid against the Corporation, or its shareholders and creditors, for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from whom and to whom transferred.

Section 2.6           Transfer Agents, Registrars and Paying Agents. The Board may, at its discretion, appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the Corporation. Such agents and registrars may be located either within or outside the State of Colorado. They shall have such rights and duties and shall be entitled to such compensation as may be agreed between the Corporation and such agents.

Article III
SHAREHOLDERS AND MEETINGS THEREOF

Section 3.1           Holders of Record. Only shareholders of record on the books of the Corporation shall be entitled to be treated by the Corporation as holders in fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, any shares on the part of any other person, firm or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Colorado.

Section 3.2           Place of Meetings. Meetings of shareholders shall be held at the principal office of the Corporation, or at such other place, either within or outside the State of Colorado, as may be designated in the notice of meeting given by or at the direction of the Board.

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Section 3.3           Annual Meetings. An annual meeting of shareholders of the Corporation for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held within the six (6) months following the Corporation’s fiscal year-end on such other date and time as may be determined from time to time by the Board. Failure to hold an annual meeting as required by these Bylaws shall not invalidate any action taken by the Board or officers of the Corporation.

Section 3.4           Special Meetings. Special meetings of shareholders may be called only by (i) the president, (ii) the chairman of the Board, (iii) the Board or (iv) the holders of not less than one-tenth of all the shares entitled to vote at the meeting. Any request to call a special meeting shall state the purpose or purposes of the proposed meeting. Business conducted at any special meeting of the shareholders shall be limited to matters properly brought before the meeting and specified in the notice of such special meeting.

Section 3.5           Notice of Shareholder Business and Nominations.

(a)          The proposal of business to be considered by the shareholders and nominations of persons for election to the Board at an annual or special meeting of the shareholders may be made only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board, or (c) by any shareholder of the Corporation (i) who was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving of notice provided for in this Section 3.5 and on the record date for the determination of shareholders entitled to vote at the meeting, (ii) who is entitled to vote at the meeting upon such election of directors or such business, as the case may be, and (iii) who complies with the notice procedures set forth in Section 3.5(b). As to proposals sought to be included in any proxy statement of the Corporation, shareholders shall comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As to matters not sought to be included in any proxy statement of the Corporation, Section 3.5(b) shall be the exclusive means for shareholders to make nominations or submit business to be brought before an annual or special meeting of the shareholders. In addition, for business (other than the nomination of persons for election to the Board) to be properly brought before an annual or special meeting by a shareholder, such business must be a proper matter for shareholder action pursuant to the Articles of Incorporation of the Corporation (the “Articles of Incorporation”), these Bylaws and applicable law.

(b)          For nominations or other business to be properly brought before an annual or special meeting by a shareholder, other than a special meeting called by such shareholder, pursuant to this Section 3.5, the shareholder (a) must have given timely notice thereof in writing and in proper form to the secretary of the Corporation at the principal executive offices of the Corporation, and (b) must provide any updates or supplements to such notice at such times and in the forms required by this Section 3.5. To be timely, a shareholder’s notice relating to an annual meeting shall be received by the secretary at the principal executive offices of the Corporation, in the case of an annual meeting, not less than ninety (90) nor more than one hundred twenty (120) calendar days prior to the first anniversary of the preceding year’s annual meeting (provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after such anniversary date, notice by the shareholder must be so delivered, or mailed and received, not less than ninety (90) nor more than one hundred twenty (120) calendar days before such annual meeting, or not more than ten (10) calendar days following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation). To be timely, a shareholder’s notice relating to a special meeting shall be received by the secretary at the principal executive offices of the Corporation not more than one hundred twenty (120) calendar days before such special meeting nor less than the later of (i) ninety (90) calendar days prior to such meeting or (ii) if a public announcement is first made of the date of the special meeting less than one hundred (100) calendar days prior to such meeting, ten (10) calendar days following such public announcement. In no event shall the public announcement of an adjournment or postponement of a meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. To be in proper form for purposes of this Section 3.5(b), such notice shall set forth the information required by Section 3.5(c).

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(c)           To be in proper form for purposes of this Section 3.5, such shareholder’s notice (as specified in Section 3.5(b)) shall set forth:

(1)         as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (ii) a description of all Derivative Interests (as defined below) that have been entered into, as of the date of the notice, by or on behalf of such proposed nominee or any affiliate or associate thereof, such description to include (1) the class, series, and actual or notional number, principal amount or dollar amount of all securities of the Corporation underlying or subject to such Derivative Interests, (2) the material economic terms of such Derivative Interests, and (3) the contractual counterparty for such Derivative Interests, and (iii) a description of all direct and indirect compensation and other material monetary or other business agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such shareholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(2)         as to any other business that the shareholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment), (ii) any material interest in such business of such shareholder and the beneficial owner, if any, or any affiliate or associate thereof, on whose behalf the proposal is made, (iii) a description of all arrangements or understandings between the shareholder, or any affiliate or associate thereof, on the one hand, and any other person or persons (naming such person or persons), on the other hand, regarding the proposal, and (iv) all other information relating to the proposal and the shareholder or any affiliate or associate thereof that would be required to be disclosed in filings with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies by the shareholder pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

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(3)          as to the shareholder giving the notice and the beneficial owner, if any, or any affiliate or associate thereof, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, and any affiliate thereof, (ii) the class and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, if any, and any affiliate thereof, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or beneficial owner, if any, or any affiliate thereof, has a right to vote any shares of any security of the Corporation, (iv) a description of all Derivative Interests that have been entered into as of the date of the notice by, or on behalf of, such shareholder or beneficial owner, if any, or by any affiliate or associate thereof, such description to include (1) the class, series, and actual or notional number, principal amount or dollar amount of all securities of the Corporation underlying or subject to such Derivative Interests, (2) the material economic terms of such Derivative Interests, and (3) the contractual counterparty for such Derivative Interests, and (v) any other information relating to such shareholder and beneficial owner, if any, or any affiliate thereof, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(4)         a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, or any affiliate thereof, and any other person or persons (including their names) in connection with the proposal of such business or nominations by the shareholder;

(5)         a representation that the shareholder is a holder of record of stock of the Corporation, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such business or nominations; and

(6)         a representation as to whether the shareholder or the beneficial owner, if any, or any affiliate or associate thereof, is or intends to be part of a group that intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (ii) otherwise to solicit proxies from shareholders in support of such proposal.

For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release or in a document publicly filed or furnished by the Corporation with the SEC pursuant to Sections 13, 14 or 15(b) of the Exchange Act, and the meaning of the term “group” shall be within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act.

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For purposes of these Bylaws, “Derivative Interests” shall mean (i) any option, warrant, convertible security, appreciation right or similar right with an exercise, conversion or exchange privilege, or a settlement payment or mechanism, related to any security of the Corporation, or any similar instrument with a value derived in whole or in part from the value of any security of the Corporation, in any such case whether or not it is subject to settlement in any security of the Corporation or otherwise and (ii) any arrangement, agreement or understanding (including any short position or any borrowing or lending of any securities) which includes an opportunity for the shareholder, or any affiliate or associate thereof, or any proposed nominee, or any affiliate or associate thereof, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Corporation or to increase or decrease the number of securities of the Corporation which such person is or will be entitled to vote or direct the vote, in any case whether or not it is subject to settlement in any security of the Corporation or otherwise; provided, however, that Derivative Interests shall not include: (a) rights of a pledgee under a bona fide pledge of any security of the Corporation unless such pledge has voting rights with respect to such security; (b) rights applicable to all holders of a class or series of securities of the Corporation to receive securities of the Corporation pro rata, or obligations to dispose of securities of the Corporation, as a result of a merger, exchange offer or consolidation involving the Corporation; (c) rights or obligations to surrender any number or principal amount of securities of the Corporation, or have any number or principal amount of securities of the Corporation withheld, upon the receipt or exercise of a derivative security issued pursuant to an employee benefit plan of the Corporation or the receipt or vesting of any securities issued pursuant to an employee benefit plan of the Corporation, in order to satisfy the exercise price or the tax withholding consequences of receipt, exercise, or vesting; (d) interests in broad-based index options, broad-based index futures, and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority; (e) interests or rights to participate in employee benefit plans of the Corporation held by current or former directors, employees, consultants or agents of the Corporation; or (f) options granted to an underwriter in a registered public offering for the purpose of satisfying over-allotments in such offering.

(d)          Notwithstanding anything in Section 3.5(b) to the contrary, if the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation specifying the size of the increased Board at least one hundred (100) days before the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 3.5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the secretary at the principal executive offices of the Corporation not more than ten (10) calendar days following the day on which such public announcement is first made by the Corporation.

(e)           Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting of the shareholders and no person shall be eligible for election as a director by means of shareholder nomination except in accordance with the procedures set forth in this Section 3.5 or pursuant to a special meeting called by such shareholders in accordance with Sections 3.4 and 3.10. The chairman of the Board or other person presiding at a meeting shall, if the facts warrant, determine that any business or nomination was not properly brought before the meeting in accordance with the provisions of this Section 3.5 and, if such person should so determine, he or she shall so declare to the meeting, any such business not properly brought before the meeting shall not be transacted, and any nomination not properly brought before the meeting shall be disregarded.

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(f)            A shareholder providing notice of nominations of persons for election to the Board at or of business proposed to be brought before an annual or special meeting of shareholders shall further update and supplement such notice so that the information provided or required to be provided in such notice pursuant to Section 3.5(a) through Section 3.5(e) shall be true and correct both as of the record date for the determination of shareholders entitled to notice of the meeting and as of the date that is ten (10) business days before the meeting or the rescheduled date of the meeting following any adjournment or postponement thereof, and such updated and supplemental information shall be received by the secretary at the principal executive offices of the Corporation (a) in the case of information that is required to be updated and supplemented to be true and correct as of the record date for the determination of shareholders entitled to notice of the meeting, not later than the later of five (5) business days after such record date or five (5) business days after the public announcement of such record date, and (b) in the case of information that is required to be updated and supplemented to be true and correct as of ten (10) business days before the meeting or the rescheduled date of the meeting following any adjournment or postponement thereof, not later than eight (8) business days before the meeting or the rescheduled date of the meeting following any adjournment or postponement thereof (or if not practicable to provide such updated and supplemental information not later than eight (8) business days before the rescheduled date of the meeting following any adjournment or postponement, on the first practicable date before the date of such rescheduled meeting).

(g)         Notwithstanding the foregoing provisions of this Section 3.5, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.5, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

Section 3.6           Fixing Record Dates. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful action, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a record date for any such determination of shareholders, which date in any case shall not be more than seventy (70) days and, in case of a meeting of shareholders or for payment of a dividend, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken or the date on which the dividend is declared. If the Board so fixes a record date for purposes of determining shareholders entitled to notice of a meeting of shareholders, such date shall also be the record date for determining the shareholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If the Board does not fix in advance a record date, as above provided, then the record date shall be thirty (30) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

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Section 3.7           Notice of Meetings. Written notice of any annual or special meeting of the shareholders shall be delivered by the person or persons calling such meeting. Notice of meetings of shareholders shall state the place (if any), day and hour of the meeting, the record date for determining shareholders entitled to vote at such meetings (if such record date is different from the record date for determining shareholders entitled to receive notice of such meetings), the means of remote communication (if any) by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called. Notices of meetings of shareholders shall be delivered, unless otherwise provided by law, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail to each shareholder of record entitled to notice of and to vote at such meeting; except to the extent that such notice is waived or is not required as provided in the Business Corporation Act of the State of Colorado, as amended from time to time (the “CBCA”), the Articles of Incorporation or these Bylaws. However, if the authorized shares of the Corporation are to be increased, at least thirty (30) days’ notice shall be given. Notice to shareholders of record, if mailed, shall be deemed given as to any shareholder of record, when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid, but if three successive letters mailed to the last-known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary, until another address for such shareholder is made known to the Corporation. Without limiting the foregoing, any notice to shareholders given by the Corporation pursuant to these Bylaws shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place and the means of remote communication, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 3.8           Stock List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall prepare and make available for inspection, a complete list of the shareholders entitled to vote at a meeting of the shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held of record by each such shareholder, beginning the earlier of ten (10) days before the meeting for which the list was prepared or two (2) business days after notice of the meeting is given and continuing through the meeting. Such list shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours at the principal office of the Corporation, whether within or outside Colorado, or at a place identified in the notice of the meeting in the city on which the meeting will be held; provided, however, if the record date for determining the shareholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the shareholders entitled to vote as of the tenth (10th) day before the meeting date. If the meeting is to be held at a designated place, such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting. If the meeting is to be held solely by means of remote communication, then such list shall also be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders.

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Section 3.9           Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may vote, consent or dissent either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 3.10        Quorum and Required Vote. Except as otherwise provided by statute or by the Articles of Incorporation, the presence in person or by proxy of one-third of the voting power of the outstanding shares of the Corporation entitled to vote shall constitute a quorum at a meeting of shareholders. If less than one-third of voting power of the outstanding shares are represented at a meeting, either the presiding officer of the meeting or a majority of the voting power of the shares so represented may adjourn the meeting from time to time in accordance with Section 3.7, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the withdrawal of enough outstanding shares of the Corporation entitled to vote that leaves less than a quorum.

If a quorum is present at a meeting of shareholders, action on a matter is approved if the votes favoring the action exceed the votes opposing the action, unless a greater number of affirmative votes, or voting by voting groups, is required by law, the Articles of Incorporation or these Bylaws (if authorized by the Articles of Incorporation). Notwithstanding the foregoing and unless the Articles of Incorporation provide otherwise, in the election of directors each shareholder entitled to vote at such election shall have the right to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected, and for whose election the shareholder has the right to vote. Those candidates receiving the highest number of votes cast in their favor (equal to the number of directors to be elected) are elected to the board of directors. Cumulative voting shall not be allowed.

Section 3.11        Conduct of Meetings. At each meeting of shareholders, the president of the Corporation or such other person as the president or the Board designates shall act as the presiding officer of the meeting and shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at the meeting and shall determine the order of business and all other matters of procedure. The Board may adopt by resolution such rules, regulations, and procedures for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with any such rules and regulations adopted by the Board, the presiding officer of the meeting shall have the right and authority to convene and to adjourn the meeting and to establish rules, regulations, and procedures, which need not be in writing, for the conduct of the meeting and to maintain order and safety. Without limiting the foregoing, he or she may:

(a)           restrict attendance at any time to bona fide shareholders of record and their proxies and other persons in attendance at the invitation of the presiding officer or the Board;

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(b)           place restrictions on entry to the meeting after the time fixed for the commencement thereof;

(c)           restrict dissemination of solicitation materials and use of audio or visual recording devices at the meeting;

(d)           adjourn the meeting without a vote of the shareholders, whether or not there is a quorum present; and

(e)           make rules governing speeches and debate, including time limits and access to microphones.

The presiding officer of the meeting shall act in his or her absolute discretion, and his or her rulings shall not be subject to appeal.

Section 3.12        Remote Communications. For the purposes of these Bylaws, if authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, shareholders and proxyholders not physically at a meeting of shareholders may, by means of remote communication:

(a)           participate in a meeting of shareholders; and

(b)          be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

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Article IV
DIRECTORS, POWERS AND MEETINGS

Section 4.1           General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board. In addition to the powers and authorities expressly conferred upon the Board by these Bylaws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders or officers.

Section 4.2           Number, Tenure and Qualifications. The Board shall consist of such number of directors as may be determined from time to time by the Board, but such number shall not be less than three (3) nor more than nine (9), and shall initially be set at seven (7). Directors need not be shareholders of the Corporation or residents of the State of Colorado. Each director shall hold office until his or her successors shall have been elected and qualified or until his or her earlier death, resignation or removal.

Section 4.3           Nomination of Directors. Nominations of candidates for election as directors at any annual meeting of shareholders at which directors will be elected may be made (i) by the Board, or (ii) by any shareholder entitled to vote at any such meeting only in accordance with the procedures established in Section 3.5.

Section 4.4           Chairman. The Board may elect a chairman, and any such chairman shall (when present) preside at meetings of the Board and lead the Board in fulfilling its responsibilities. In the absence of the chairman, a member of the Board selected by the members present shall preside at meetings of the Board. The Board may delegate such other authority and assign such additional duties to the chairman as it may from time to time determine.

Section 4.5           Regular Meetings. A regular meeting of the Board shall be held as soon as practicable after the annual meeting of shareholders at the time and place, either within or without the State of Colorado, determined by the Board for the purpose of electing officers and the transaction of such other business as may come before the meeting, and no notice shall be required in connection therewith. Additional regular meetings of the Board may be held without notice at the time and place, either within or without the State of Colorado, as determined by resolution adopted by the Board.

Section 4.6           Special Meetings. Special meetings of the Board or any committee designated by said Board may be called at any time by or at the request of the chairman of the Board, the president, or any director, and may be held within or outside the State of Colorado at such time and place as the notice or waiver thereof may specify. Notice of the date, time and place of each such special meeting shall be given to each director who has not waived notice. Such notice shall be properly and timely given if it is (a) deposited in the United States mail not later than the fifth (5th) calendar day preceding the date of the meeting, or (b) personally delivered, telegraphed, sent by either facsimile transmission, electronic mail (effective when directed to an electronic mail address of the director), or other form of electronic transmission, or communicated by telephone or in person at least forty-eight (48) hours prior to the date or time fixed for the meeting. Special meetings of the Board may be held at any time that all directors are present in person, and presence of any director at a meeting shall constitute waiver of notice of such meeting except as otherwise provided by law. Unless specifically required by law, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board or any committee designated by said Board need be specified in the notice or waiver of notice of such meeting.

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Section 4.7           Participation in Meetings by Telephone. Members of the Board or any committee designated by such Board may participate in a meeting of the Board or committee by means of conference telephone, webcast or other communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

Section 4.8          Quorum and Voting. A quorum at all meetings of the Board shall consist of the presence in person of a majority of the total number of directors then holding office. If less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, until a quorum shall be present. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless the vote of a greater number is required by the laws of the State of Colorado or by the Articles of Incorporation or these Bylaws. No director may vote or act by proxy at any meeting of the Board.

Section 4.9           Resignations.

(a)          Any director may resign at any time by giving written notice to the Corporation. A director’s resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Corporation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b)          Any director who is an employee of the Corporation shall be deemed to have tendered his/her resignation as a director to the Board upon termination of his/her employment with the Corporation. The Board shall determine whether to accept such resignation or whether the director shall finish his/her term as a director. Until and unless the Board formally accepts, by majority vote, such resignation or if the Board does not accept, by majority vote, the resignation, the director shall continue to serve on the Board and have full authority, power and privileges of a member of the Board until the end of such director’s term.

Section 4.10        Vacancies. Unless otherwise provided in the Articles of Incorporation, any vacancy occurring in the Board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting, or at a special meeting of shareholders called for that purpose. A director elected pursuant to this Section 4.10 shall hold such office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified, unless sooner displaced.

Section 4.11        Compensation. Directors, as such, may receive such compensation as may be established by resolution of the Board for their services as directors, and in addition thereto, shall be paid for their reasonable traveling expenses, if any, for attendance at meetings of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of any committee of the Board may be allowed compensation for attending committee meetings and service on such committee.

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Section 4.12        Committees.

(a)          The Board, by resolution, may designate from among its members an executive committee, and one or more other committees each of which, to the extent provided in the resolution shall have all of the authority of the Board; but no such committee shall have the authority of the Board in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending these Bylaws. The Board may also designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(b)          Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

(c)          The designation of such committees and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law.

Section 4.13       Removal of Directors. The shareholders may, at a meeting called for the express purpose of removing directors, by a majority vote of the shares entitled to vote at an election of directors, remove the entire Board or any lesser number, with or without cause.

Article V
OFFICERS

Section 5.1           General. The officers of the Corporation shall consist of at least a president, a corporate secretary and a chief financial officer each of whom shall be eighteen years or older and who shall be elected by the Board at its first meeting after the annual meeting of shareholders. Unless removed in accordance with procedures established by law and these Bylaws, the said officers shall serve until the next succeeding annual meeting of the Board and until their respective successors are elected and qualified or until their earlier death, resignation or removal. Any two offices, but not more than two, may be held by the same person at the same time, except that one person may not simultaneously hold the offices of president and secretary.

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Section 5.2           Other Officers. The Board may elect or appoint such other officers, assistant officers and agents as it may deem advisable, who shall hold office during the pleasure of the Board.

Section 5.3           Officer Positions. The officers of the Corporation shall exercise and perform the respective powers, duties and functions as are stated below, and as may be assigned to them by the Board.

(a)          The president shall be the chief executive of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Corporation. He, or his designate, shall preside at all meetings of the shareholders and of the Board, in the absence of the chairman of the Board. The president or a vice president may sign and execute, to the fullest extent permitted by law, in the name of the Corporation, all authorized stock certificates, bonds, deeds, mortgages, leases, contracts and other instruments of the Corporation, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. The president shall have such powers customarily and usually associated with the position of president and shall perform all the duties commonly incident to this office and such other duties as the Board shall designate.

(b)           In the absence or disability of the president, the vice president or vice presidents, if any, in order of their rank as fixed by the Board, and if not ranked, the vice presidents in the order designated by the Board, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions on, the president. Each vice president shall have such other powers and perform such other duties as may from time to time be assigned to him by the president.

(c)          The secretary shall keep accurate minutes of all meetings of the shareholders and the Board. The secretary shall keep, or cause to be kept a record of the shareholders of the Corporation and shall be responsible for the giving of notice of meetings of the shareholders and of the Board. The secretary shall be custodian of the records and of the seal of the Corporation and shall attest the affixing of the seal of the Corporation when so authorized. The secretary shall have such powers and perform all duties commonly incident to his office and such other powers and duties as may from time to time be assigned to him by the president.

(d)          An assistant secretary may, at the request of the secretary, or in the absence or disability of the secretary, perform all of the duties of the secretary. He shall perform such other duties as may be assigned to him by the president or by the secretary.

(e)          The chief financial officer, subject to the order of the Board, shall have the care and custody of the money, funds, valuable papers and documents of the Corporation. He shall keep accurate books of accounts of the Corporation’s transactions, which shall be the property of the Corporation, and shall render financial reports and statements of condition of the Corporation when so requested by the Board or president. The chief financial officer shall perform all duties commonly incident to his office and such other duties as may from time to time be assigned to him by the president. In the absence or disability of the president and vice president or vice presidents, the chief financial officer shall perform the duties of the president.

(f)            An assistant chief financial officer or individual serving in a similar capacity may, at the request of the chief financial officer, or in the absence or disability of the treasurer, perform all of the duties of the chief financial officer. He shall perform such other duties as may be assigned to him by the president or by the treasurer.

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Section 5.4           Compensation. All officers of the Corporation may receive salaries or other compensation if so ordered and fixed by the Board. The Board shall have authority to fix salaries in advance for stated periods or render the same retroactive as the Board may deem advisable. No officer shall be prevented from receiving a salary by reason of the fact that he or she is also a director of the Corporation.

Section 5.5           Delegation of Powers. Notwithstanding any provisions of these Bylaws, the Board may from time to time delegate the powers or duties of any officer to any other officers or agents, including in the event of the absence or inability of any officer to act.

Section 5.6           Removal. Any officer or agent of the Corporation may be removed at any time, with or without cause, by the Board or by the president, if any, whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not, of itself, create contract rights.

Section 5.7           Vacancies. Any officer or agent may resign at any time, subject to any rights or obligations under any existing contracts between such officer or agent and the Corporation, by giving written notice to the Corporation. An officer’s or agent’s resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Corporation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in any office by death, resignation, removal or otherwise shall be appointed by the Board for the unexpired portion of the term and until a successor shall have been duly chosen and qualified.

Section 5.8           Surety Bonds. The Board may require any officer or agent of the Corporation to execute to the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his or her duties and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Article VI
FINANCE

Section 6.1           Funds. The Board, in its uncontrolled discretion, may set aside from time to time, out of the net profits or earned surplus of the Corporation, such sum or sums as it deems expedient as a reserve fund to meet contingencies, for equalizing dividends, for maintaining any property of the Corporation, and for any other purpose.

Section 6.2           Deposits and Checks. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies, as the Board shall designate, and may be drawn out only on checks or other transfers signed or authorized in the name of the Corporation by such person or persons as the Board by appropriate resolution may direct. Notes and commercial paper, when authorized by the Board, shall be signed in the name of the Corporation by such officer or officers or agent or agents as shall thereunto be authorized from time to time.

Section 6.3           Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.

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Article VII
WAIVER OF NOTICE

With any notices required by law, the Articles of Incorporation or these Bylaws to be given to any shareholder or director of the Corporation, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein shall be the equivalent to the giving of such notice. Attendance of a person at a meeting or (in the case of a shareholder) by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Articles of Incorporation or these Bylaws.

Article VIII
ACTION WITHOUT A MEETING

Section 8.1           Action Without a Meeting. Any action required or permitted to be taken at a meeting of the directors, executive committee, or other committee of the directors, or shareholders of the Corporation, may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the directors, executive or other committee members or shareholders, as the case may be, entitled to vote with respect to the subject matter thereof. Any such consent may be submitted to the Corporation by facsimile transmission, electronic mail or other form of wire or wireless communication that provides the Corporation with a complete copy of such consent, including a copy of the signature thereto.

Section 8.2           Effect of Action Without a Meeting. Such consent shall have the same force and effect as a unanimous vote of the directors, executive committee or other committee members or shareholders, as the case may be and may be stated as such in any articles or document filed with the Secretary of State of Colorado.

Article IX
INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

Section 9.1           General Scope.

(a)           The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the CBCA, any person who was or is a party or was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), liability, losses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding if such person acted in good faith and in a manner he or she reasonably believed (i) to be in, or not opposed to, the best interests of the Corporation in the case of conduct in an official capacity with the corporation or (ii) was at least not opposed to the best interests of the Corporation in all other cases, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

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(b)          The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not meet the standard of conduct described in Section 9.1(a).

(c)           The Corporation will indemnify a director, officer, employee or agent who is or was a party to a proceeding and failed to meet the standard of conduct set forth in the CBCA and in Section 9.1(a) only to the extent that the court in which such proceeding was brought or another court of competent jurisdiction determines upon application that, despite the failure of the director to meet the applicable standard of conduct but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper.

Section 9.2           Exclusions. The Corporation shall not indemnify nor hold harmless any person who is adjudged liable (a) to the Corporation in connection with a proceeding by or in the right of the Corporation, or (b) is adjudged liable on the basis that he or she derived an improper personal benefit in connection with any proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity; unless and only to the extent that the court in which such proceeding was brought or another court of competent jurisdiction determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such reasonable expenses which such court shall deem proper.

Section 9.3           Expenses. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits in defense of any action, suit or proceeding referred to in Section 9.1, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 9.4          Approval. Any indemnification under Section 9.1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the officer, director, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the CBCA and in Sections 9.1 and 9.2. Such determination shall be made by either (a) the Board by a majority vote of the directors present at a meeting at which a quorum is present with only those directors not parties to the proceeding being counted in satisfying the quorum; (b) if a quorum cannot be obtained, by a majority vote of a committee of the Board designated by the Board, which consists of two or more directors not parties to the proceeding (except that directors who are parties to the proceeding may participate in the designation of directors for the committee); (c) independent legal counsel appointed in accordance with the CBCA; or (d) the shareholders of the Corporation.

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Section 9.5           Advance Expenses. Expenses incurred (including attorneys’ fees) in defending a proceeding may be paid by the Corporation in advance of the final disposition of such proceeding as authorized by the Board as provided in Section 9.4 upon (a) receipt of a written affirmation of the director’s, officer’s, employee’s or agent’s good faith belief that he or she has met the applicable standard of conduct set forth in the CBCA and Sections 9.1 and 9.2, (b) receipt of a written undertaking, executed personally or on behalf of the director, officer, employee or agent, to repay such amount if it is ultimately determined that he or she did not meet the applicable standard of conduct; and (c) a determination that the facts then known would not preclude indemnification under the CBCA or this Article IX.

Section 9.6           Insurance. The Board may exercise the Corporation’s power to purchase and maintain insurance on behalf of itself and any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss hereunder or otherwise.

Section 9.7           Non-Duplication. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise shall not be interpreted so as to duplicate any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

Section 9.8           Non-Contravention and Non-Exclusivity. The rights conferred on any person by this Article IX shall not contravene the provisions of any applicable laws and such rights shall not be exclusive of any other rights that such person may be entitled under any provisions of the Articles of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors, the CBCA, or otherwise.

Section 9.9           Continuation of Rights. The rights conferred on any person by this Article IX shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person. Subject to any applicable laws, all rights provided by or granted pursuant to this Article IX shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article IX is in effect. Any repeal or modification of this Article IX shall not in any way diminish any rights to indemnification of such directors, officers, employees or agents, or the obligations of the Corporation arising hereunder.

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Article X
AMENDMENTS

Section 10.1        Amendment of Bylaws. The Board may amend these Bylaws at any time to add, change or delete a provision unless otherwise prohibited by law. The shareholders may amend the Bylaws even though the Bylaws may also be amended by the Board.

Article XI
MISCELLANEOUS

Section 11.1        Gender. Whenever in these Bylaws the masculine gender is used, it shall be deemed to include the feminine gender.

Section 11.2        Voting of Securities by the Corporation. Unless otherwise ordered by the Board, the president, chief financial officer, each vice president, and the corporate secretary shall have full power and authority on behalf of the Corporation: (a) to attend and to vote at any meeting of security holders of other corporations entities in which the Corporation may hold securities; (b) to execute any proxy for such meeting on behalf of the Corporation; or (c) to execute a written action in lieu of a meeting of such other corporation entity on behalf of the Corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the president and each vice president shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present. The Board may, from time to time, confer like powers upon any other person or persons.

Section 11.3        Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

Section 11.4        Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 11.5        Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 11.6        Subject to Law and Articles of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the Articles of Incorporation and applicable law.

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Section 11.7        Presumption of Assent. A director or shareholder of the Corporation who is present at a meeting of the Board or shareholders at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file a written dissent of such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director or shareholder who voted in favor of such action.

Approved by the Board of Directors on March 8, 2012.

/s/ Carmen Diges
General Counsel and Secretary

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